UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Actinium Pharmaceuticals, Inc.

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Actinium Pharmaceuticals, Inc.
Supplement to the Proxy Statement
For the Annual Meeting of Stockholders
To be Held on November 9, 2021

EXPLANATORY NOTE

On October 18, 2021, Actinium Pharmaceuticals, Inc. (“Actinium” or the “Company”) filed with the Securities and Exchange Commission its definitive proxy statement (the “Proxy Statement”) for its annual meeting of stockholders to be held on November 9, 2021 at 9:30 a.m. E.T. (the “Annual Meeting”).

On November 4, 2021, the Board of Directors of the Company, or the Board, approved the reconstitution of the Corporate Governance Committee as the Nominating and Corporate Governance Committee. In connection with the reconstitution, the Board adopted a new charter for the Nominating and Corporate Governance Committee defining its purposes and responsibilities.

The Company is voluntarily supplementing the Proxy Statement with the information provided in this supplement to the Proxy Statement (this “Supplement”) to describe the purposes and responsibilities of the new Nominating and Corporate Governance Committee.

Any proxies submitted by stockholders before the date of this Supplement will be voted as instructed on those proxies, unless a stockholder changes his or her vote by submitting a later dated proxy. Stockholders should follow the instructions described in the Proxy Statement regarding how to submit proxies or vote at the Annual Meeting.

THIS SUPPLEMENT SHOULD BE READ
IN CONJUNCTION WITH THE PROXY STATEMENT.

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Section references in the below disclosures are to sections in the Proxy Statement, and defined terms used but not defined herein have the meanings set forth in the Proxy Statement. To the extent the following information differs from or conflicts with the information contained in the Proxy Statement, the information set forth below shall be deemed to supersede the respective information in the Proxy Statement. Except as described above, this Supplement to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

Supplemental Disclosure

Proxy Statement

The text under the heading “Committees of the Board of Directors” is amended and restated as follows (new text in bold and underline):

Committees of the Board of Directors

Our Board has formed three standing committees: Audit, Compensation and Nominating and Corporate Governance. Actions taken by our committees are reported to the full Board. Each of our committees has a charter and each charter is posted on our website.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Richard I. Steinhart*	David Nicholson*	Ajit S. Shetty*
Jeffrey W. Chell	Jeffrey W. Chell	David Nicholson
Ajit S. Shetty	Ajit S. Shetty	Richard I. Steinhart

*	Indicates committee chair

The text under the headings “Corporate Governance Committee” and “Nominating Committee” is amended and restated as follows:

Corporate Governance Committee

On November 4, 2021, the Corporate Governance Committee of the Board was reconstituted as the Nominating and Corporate Governance Committee. For a description of the Nominating and Corporate Governance Committee, see the subsection titled “—Nominating and Corporate Governance Committee” below. Prior to that date, the Corporate Governance Committee consisted of three directors and was responsible for monitoring our corporate governance system. The Corporate Governance Committee met one time during 2020.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Ajit S. Shetty (Chairman), David Nicholson, and Richard I. Steinhart. Our Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as an “independent” member of the Board as defined by the rules and regulations of the SEC and the NYSE American. The Nominating and Corporate Governance Committee was formed on November 4, 2021.

The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and proposing potential director nominees to the Board for consideration. Our Nominating and Corporate Governance Committee’s primary responsibilities and obligations are set forth in the Nominating and Corporate Governance Committee Charter, which is available on our website at www.actiniumpharma.com in the “Governance” section found under the “Investors” tab, and include, among other things:

●	overseeing the administration of our Code of Business Ethics and Conduct and related policies;
●	leading the search for and recommending individuals qualified to become members of the Board, and selecting director nominees to be presented for election by the shareholders at each annual meeting;
●	ensuring, in cooperation with the Compensation Committee, that no agreements or arrangements are made with directors or relatives of directors for providing professional or consulting services to us or our affiliate or individual officer or one of their affiliated, without appropriate review and evaluation for conflicts of interest;
●	ensuring that Board members do not serve on more than six other for-profit public company boards that have a class of securities registered under the Exchange Act in addition to the Board;
●	reviewing the Board’s committee structure and to recommend to the Board for its approval directors to serve as members of each committee as well as recommendations for committee chairs;
●	reviewing recommendations received from shareholders for persons to be considered for nomination to the Board;
●	monitoring compliance with our corporate governance guidelines;
●	developing and implementing an annual self-evaluation of the Board, both individually and as a Board, and of its committees;
●	reviewing and recommending changes to procedures whereby shareholders may communicate with the Board;
●	assessing the independence of directors annually and report to the Board; and
●

recommending to the Board for its approval, the leadership structure of the Board, including whether the Board should have an executive or non-executive Chairman, whether the roles of Chairman and Chief Executive Officer should be combined, and whether a Lead Director of the Board should be appointed; provided that such structure shall be subject to the bylaws of the Company then in effect.

Our Nominating and Corporate Governance Committee considers all qualified candidates identified by members of the Board, by senior management and by stockholders. The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of senior management. When evaluating a candidate to serve on our Board, the members of our Nominating and Corporate Governance Committee consider items such as experience in the biotechnology sector, experience with public companies, executive managerial experience, operations and commercial experience, fundraising experience and contacts in the investment banking industry, personal and skill set compatibility with current Board members, industry reputation, knowledge of our company generally, and independence.

Our Amended and Restated Bylaws, as amended (the “Bylaws”) contains provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meetings. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to our Secretary at our corporate offices at 275 Madison Avenue, 7th Floor, New York, New York 10016. Such nomination must satisfy the notice, information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” below. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees as specified in our Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made (including the number of shares beneficially owned, any hedging, derivative, short or other economic interests and any rights to vote any shares) and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

Our approach toward Board diversity takes into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities, customer relationships and appropriate perspectives on environmental, social and governance matters. Generally, we strive to assemble and maintain a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we also consider candidates with appropriate non-business backgrounds.

In the section titled “Background of Executive Officers and Directors,” all references to the Corporate Governance Committee should be taken to mean the Nominating and Corporate Governance Committee.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON November 9, 2021:

This supplement, the Proxy Statement, the proxy card and the Company’s 2020 Annual Report are available at www.viewproxy.com/actiniumpharma/2021. Additionally, you can find a copy of the Company’s Annual Report on Form 10-K on the website of the SEC at www.sec.gov.